UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 29, 2006
ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-31249 (Commission File Number)	88-0331369 (IRS Employer Identification No.)
26777 Central Park Blvd., Suite 200 Southfield, Michigan 48076
(Address of principal executive offices)       (Zip Code)
Registrant’s telephone number, including area code: (248) 352-7530
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
          On June 29, 2006, the Company issued Jana Master Fund, LTD a $15,000,000 Promissory Note due December 26, 2007 and providing for simple interest at an annual rate equal to the One Year Libor Rate (as published in the Wall Street Journal) plus seven and one half percent, payable quarterly beginning September 30, 2006. If the Company prepays any portion of the principal amount and the unpaid interest thereon accrued through the date of such prepayment, on or before December 30, 2006, the Company is obligated to pay a prepayment fee equal to the One Year Libor Rate plus one and one-half percent. The Promissory Note is attached as Exhibit 10.1. The Note contains various covenants, including a restriction on bonuses to senior executive officers unless the Company’s earnings before interest, taxes, depreciation and amortization for the fiscal year ending March 30, 2007 exceed $11 million; a restriction on sale/lease back transactions exceeding $5 million in the aggregate; a restriction on new senior or pari passu debt, if such debt together with existing debt would exceed $25 million, and a restriction on new junior debt exceeding $25 million in the aggregate, other than to finance acquisitions in the ordinary course of the Company’s or its subsidiaries’ business; and a covenant to use fifty percent of the net cash proceeds from any sale of equity securities in a public or private placement capital raise offering to repay the debt under the Note. The covenants may be waived at Jana’s option. Events of default include a default in any covenant, condition or agreement in the Note. In the event of a default, Jana, at its option, may declare due and payable the principal balance, accrued unpaid interest and any other amounts payable under the Note.

Item 2.03	Creation of a Direct Financial Obligation.
          See information disclosed in Item 1.01, which is incorporated herein by this reference.

Item 3.02	Unregistered Sales of Equity Securities.
          On June 30, 2006, the Company issued 389,560 shares of common stock valued at $1 million to an accredited investor as partial payment to purchase the outstanding common stock of Wellscripts, LLC from the seller, an accredited investor. The Company’s securities were issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. The transaction did not involve a public offering, the sales of these securities were made without general solicitation or advertising, there was no underwriter, and no underwriting commissions or discounts were paid. Each common stock certificate issued bears a legend providing, in substance, that the securities have been acquired for investment only and may not be sold, transferred or assigned in the absence of an effective registration statement or opinion of the Company’s counsel that registration is not required under the Securities Act of 1933. The shares issued carry registration rights.

Item 8.01	Other Events.
          See press release issued by the Company on July 6, 2006 announcing the Jana Note, attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 10.1	$15,000,000 Promissory Note dated June 29, 2006.

Exhibit 99.1	Press release dated July 6, 2006.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.

	By:	/S/ John E. Elliott II John E. Elliott II

	Its:	Chairman of the Board
and Chief Executive Officer
Dated: July 6, 2006

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	$15,000,000 Promissory Note dated June 29, 2006.

Exhibit 99.1	Press release dated July 6, 2006

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